EXHIBIT 99.1

For More Information:
Investor contact: Ann Thornton 414-438-6887
Media contact: Carole Herbstreit 414-438-6882

Brady Corporation Reports Fiscal 2015 Second Quarter Results

•	Second quarter organic revenue growth of 1.4 percent, with 1.9 percent organic growth in Identification Solutions and 0.6 percent organic growth in Workplace Safety.

•	Non-GAAP earnings from continuing operations* growth of 12.5 percent to $15.0 million during the quarter ended January 31, 2015 compared to $13.4 million in the second quarter of last year.

•
Non-GAAP earnings from continuing operations per diluted Class A Nonvoting Common Share* growth of 16.0 percent to $0.29 during the quarter ended January 31, 2015 compared to $0.25 in the same quarter of the prior year. The current quarter was positively impacted by a lower income tax rate due to the extension of certain U.S. tax provisions that were passed by Congress in late December.

MILWAUKEE (February 19, 2015)--Brady Corporation (NYSE: BRC) (“Brady” or “Company”), a world leader in identification solutions, today reported its financial results for its fiscal 2015 second quarter ended January 31, 2015.

Quarter Ended January 31, 2015 Financial Results:
Sales for the quarter ended January 31, 2015 decreased 2.9 percent to $282.6 million compared to $291.2 million in the second quarter of fiscal 2014. Total organic sales increased 1.4 percent and foreign currency translation decreased sales by 4.3 percent. By segment, organic sales increased 1.9 percent in Identification Solutions and 0.6 percent in Workplace Safety.
Earnings from continuing operations for the quarter ended January 31, 2015 were $11.6 million compared to $10.5 million in the prior year quarter. Non-GAAP net earnings from continuing operations* for the current quarter were $15.0 million compared to $13.4 million in the same quarter last year.
Net earnings from continuing operations per Class A Nonvoting Common Share were $0.23 for the quarter ended January 31, 2015 compared to $0.20 in the same quarter last year. Non-GAAP earnings from continuing operations per diluted Class A Nonvoting Common Share* were $0.29 in the second quarter of fiscal 2015 compared to $0.25 per share in the second quarter of fiscal 2014.

Six-Month Period Ended January 31, 2015 Financial Results:
Sales for the six-month period ended January 31, 2015 decreased 1.0 percent to $592.9 million compared to $598.7 million in the same period in fiscal 2014. Total organic sales increased 1.9 percent and the impact of foreign currency translation decreased sales by 2.9 percent. By segment, organic sales increased 2.1 percent in Identification Solutions and 1.5 percent in Workplace Safety.

Earnings from continuing operations for the six-month period ended January 31, 2015 were $27.1 million compared to $28.7 million in the same period in fiscal 2014. Non-GAAP net earnings from continuing operations* for the six-month period were $33.5 million compared to $36.2 million in the same period in fiscal 2014.
Net earnings from continuing operations per Class A Nonvoting Common share were $0.53 for the six-month period ended January 31, 2015 compared to $0.55 in the same period in fiscal 2014. Non-GAAP earnings from continuing operations per diluted Class A Common Share* were $0.65 in the six-month period ended January 31, 2015 compared to $0.69 in the same period in fiscal 2014.

Commentary:
“This marks the fourth consecutive quarter of organic sales growth for Brady Corporation and the third consecutive quarter of organic sales growth in our Workplace Safety business. Our gross profit margin is also stabilizing as we near completion of our facility consolidation activities. Our gross profit margin finished at 48.9 percent, which is a 50 basis point improvement over the first quarter of fiscal 2015,” said Brady President and Chief Executive Officer, J. Michael Nauman. “Although our profitability was impacted by costs related to the consolidation of our manufacturing facilities, the level of incremental costs is moderating and we expect completion of these activities by the end of fiscal 2015. We are focused on executing business fundamentals to drive organic sales growth and improve profitability while investing in research and development and sales resources in selected industries, as well as building an enhanced, scalable digital platform that will generate value for Brady and its customers.”
“Along with our stabilizing gross profit margins, we are also seeing benefits from our focus on controlling selling, general, and administrative expenses, which should aid in continuing our trend of improving financial results,” said Brady’s Chief Financial Officer, Aaron Pearce. “As we look to the second half of fiscal 2015, we also anticipate free cash flow to improve as we systematically reduce our inventory levels, moderate our capital expenditures and increase profitability.”

Fiscal 2015 Guidance:
The Company anticipates low single-digit organic sales growth in fiscal 2015, with organic sales growth in both the Identification Solutions and Workplace Safety platforms. Brady also expects a full-year income tax rate in the mid-to-upper 20 percent range, approximately $15 million of restructuring charges, $40 million of depreciation and amortization expense and capital expenditures of approximately $35 million in fiscal 2015.
Earnings from continuing operations per diluted Class A Nonvoting Common Share, exclusive of restructuring charges and other non-routine charges guidance remains unchanged at $1.50 to $1.70. However, due to the strengthening of the US dollar against other major currencies, the Company anticipates that its full-year fiscal 2015 results will finish at the low end of this range. This guidance is based on current exchange rates.

A webcast regarding Brady’s fiscal 2015 second quarter financial results will be available at www.bradycorp.com beginning at 9:30 a.m. Central Time today.

Brady Corporation is an international manufacturer and marketer of complete solutions that identify and protect people, products and places. Brady’s products help customers increase safety, security, productivity and performance and include high-performance labels, signs, safety devices, printing systems and software. Founded in 1914, the Company has a diverse customer base in electronics, telecommunications, manufacturing, electrical, construction, medical, aerospace and a variety of other industries. Brady is headquartered in Milwaukee, Wisconsin and as of August 1, 2014, employed approximately 6,400 people in its worldwide businesses. Brady’s fiscal 2014 sales were approximately $1.23 billion. Brady stock trades on the New York Stock Exchange under the symbol BRC. More information is available on the Internet at www.bradycorp.com.

* See accompanying notes for Non-GAAP measures.

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In this news release, statements that are not reported financial results or other historic information are “forward-looking statements.” These forward-looking statements relate to, among other things, the Company's future financial position, business strategy, targets, projected sales, costs, earnings, capital expenditures, debt levels and cash flows, and plans and objectives of management for future operations.

The use of words such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “should,” “project” or “plan” or similar terminology are generally intended to identify forward-looking statements. These forward-looking statements by their nature address matters that are, to different degrees, uncertain and are subject to risks, assumptions, and other factors, some of which are beyond Brady's control, that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. For Brady, uncertainties arise from: implementation of the healthcare strategy; implementation of the Workplace Safety strategy; future competition; risks associated with restructuring plans; future financial performance of major markets Brady serves, which include, without limitation, telecommunications, hard disk drive, manufacturing, electrical, construction, laboratory, education, governmental, public utility, computer, healthcare and transportation; technology changes and potential security violations to the Company's information technology system; fluctuations in currency rates versus the U.S. dollar; risks associated with international operations; difficulties associated with exports; Brady's ability to develop and successfully market new products; risks associated with identifying, completing, and integrating acquisitions; changes in the supply of, or price for, parts and components; increased price pressure from suppliers and customers; Brady's ability to retain significant contracts and customers; risk associated with loss of key talent; risks associated with divestitures and businesses held for sale; risks associated with obtaining governmental approvals and maintaining regulatory compliance; risk associated with product liability claims; environmental, health and safety compliance costs and liabilities; potential write-offs of Brady's substantial intangible assets; risks associated with our ownership structure; unforeseen tax consequences; Brady's ability to maintain compliance with its debt covenants; increase in our level of debt; and numerous other matters of national, regional and global scale, including those of a political, economic, business, competitive, and regulatory nature contained from time to time in Brady's U.S. Securities and Exchange Commission filings, including, but not limited to, those factors listed in the “Risk Factors” section within Item 1A of Part I of Brady’s Form 10-K for the year ended July 31, 2014.

These uncertainties may cause Brady's actual future results to be materially different than those expressed in its forward-looking statements. Brady does not undertake to update its forward-looking statements except as required by law.

BRADY CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF EARNINGS
(Unaudited; Dollars in thousands, except per share data)

	Three months ended January 31,		Six months ended January 31,
	2015	2014	2015	2014
Net sales	$282,628	$291,194	$592,868	$598,724
Cost of products sold	144,425	148,658	304,503	298,341
Gross margin	138,203	142,536	288,365	300,383
Operating expenses:
Research and development	8,948	8,440	18,579	17,027
Selling, general and administrative	107,565	111,426	216,846	224,159
Restructuring charges	4,879	4,324	9,157	11,163
Total operating expenses	121,392	124,190	244,582	252,349

Operating income	16,811	18,346	43,783	48,034

Other income and (expense):
Investment and other income	211	255	535	1,017
Interest expense	(3,000)	(3,676)	(5,891)	(7,397)

Earnings from continuing operations before income taxes	14,022	14,925	38,427	41,654

Income tax expense	2,438	4,408	11,344	13,002

Earnings from continuing operations	$11,584	$10,517	$27,083	$28,652

Earnings (loss) from discontinued operations, net of income taxes	—	5,907	(1,915)	11,701

Net earnings	$11,584	$16,424	$25,168	$40,353

Earnings from continuing operations per Class A Nonvoting Common Share:
Basic	$0.23	$0.20	$0.53	$0.55
Diluted	$0.23	$0.20	$0.53	$0.55

Earnings from continuing operations per Class B Voting Common Share:
Basic	$0.23	$0.20	$0.51	$0.53
Diluted	$0.23	$0.20	$0.51	$0.53

Earnings (loss) from discontinued operations per Class A Nonvoting Common Share:
Basic	$—	$0.11	$(0.04)	$0.22
Diluted	$—	$0.11	$(0.04)	$0.22

Earnings (loss) from discontinued operations per Class B Voting Common Share:
Basic	$—	$0.11	$(0.03)	$0.23
Diluted	$—	$0.11	$(0.04)	$0.22

Net earnings per Class A Nonvoting Common Share:
Basic	$0.23	$0.31	$0.49	$0.77
Diluted	$0.23	$0.31	$0.49	$0.77
Dividends	$0.20	$0.195	$0.40	$0.39

Net earnings per Class B Voting Common Share:
Basic	$0.23	$0.31	$0.48	$0.76
Diluted	$0.23	$0.31	$0.47	$0.75
Dividends	$0.20	$0.195	$0.383	$0.373

Weighted average common shares outstanding (in thousands):
Basic	51,272	52,208	51,262	52,140
Diluted	51,348	52,494	51,330	52,457

BRADY CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited; Dollars in thousands)

	January 31, 2015	July 31, 2014
ASSETS
Current assets:
Cash and cash equivalents	$93,299	$81,834
Accounts receivable—net	151,426	177,648
Inventories:
Finished products	70,974	73,096
Work-in-process	19,315	17,689
Raw materials and supplies	26,649	22,490
Total inventories	116,938	113,275
Assets held for sale	—	49,542
Prepaid expenses and other current assets	43,953	41,543
Total current assets	405,616	463,842
Other assets:
Goodwill	478,991	515,004
Other intangible assets	81,526	91,014
Deferred income taxes	19,293	27,320
Other	20,775	22,314
Property, plant and equipment:
Cost:
Land	5,924	7,875
Buildings and improvements	97,729	101,866
Machinery and equipment	283,773	288,409
Construction in progress	8,508	12,500
	395,934	410,650
Less accumulated depreciation	266,680	276,479
Property, plant and equipment—net	129,254	134,171
Total	$1,135,455	$1,253,665
LIABILITIES AND STOCKHOLDERS’ INVESTMENT
Current liabilities:
Notes payable	$90,850	$61,422
Accounts payable	74,154	88,099
Wages and amounts withheld from employees	32,535	38,064
Liabilities held for sale	—	10,640
Taxes, other than income taxes	5,928	7,994
Accrued income taxes	1,549	7,893
Other current liabilities	32,935	35,319
Current maturities on long-term debt	42,514	42,514
Total current liabilities	280,465	291,945
Long-term obligations, less current maturities	143,778	159,296
Other liabilities	65,652	69,348
Total liabilities	489,895	520,589
Stockholders’ investment:
Class A nonvoting common stock—Issued 51,261,487 and 51,261,487 shares, respectively and outstanding 47,748,984 and 47,704,196, respectively	513	513
Class B voting common stock—Issued and outstanding, 3,538,628 shares	35	35
Additional paid-in capital	312,819	311,811
Earnings retained in the business	456,777	452,057
Treasury stock—3,512,503 and 3,477,291 shares, respectively of Class A nonvoting common stock, at cost	(94,089)	(93,337)
Accumulated other comprehensive (loss) income	(27,569)	64,156
Other	(2,926)	(2,159)
Total stockholders’ investment	645,560	733,076
Total	$1,135,455	$1,253,665

BRADY CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited; Dollars in thousands)

	Six months ended January 31,
	2015	2014
Operating activities:
Net earnings	$25,168	$40,353
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	20,066	22,342
Non-cash portion of stock-based compensation expense	2,471	4,377
Non-cash portion of restructuring charges	896	97
Loss on sale of business, net	426	—
Deferred income taxes	(781)	(2,402)
Changes in operating assets and liabilities (net of effects of business acquisitions/divestitures):
Accounts receivable	10,918	(1,418)
Inventories	(10,840)	(8,754)
Prepaid expenses and other assets	(3,053)	(3,505)
Accounts payable and accrued liabilities	(15,423)	(7,263)
Income taxes	(5,918)	(2,050)
Net cash provided by operating activities	23,930	41,777

Investing activities:
Purchases of property, plant and equipment	(17,808)	(17,607)
Sale of business, net of cash retained	6,111	—
Other	4,173	89
Net cash used in investing activities	(7,524)	(17,518)

Financing activities:
Payment of dividends	(20,449)	(20,370)
Proceeds from issuance of common stock	847	10,894
Proceeds from borrowing on notes payable	47,818	3,187
Repayment of borrowing on notes payable	(18,390)	(30,000)
Income tax on the exercise of stock options and deferred compensation distributions, and other	(3,830)	(984)
Net cash provided by (used in) financing activities	5,996	(37,273)

Effect of exchange rate changes on cash	(10,937)	1,072

Net increase (decrease) in cash and cash equivalents	11,465	(11,942)
Cash and cash equivalents, beginning of period	81,834	91,058

Cash and cash equivalents, end of period	$93,299	$79,116

Supplemental disclosures of cash flow information:
Cash paid during the period for:
Interest	$6,146	$7,283
Income taxes, net of refunds	15,727	14,083

BRADY CORPORATION AND SUBSIDIARIES
SEGMENT INFORMATION
(Unaudited; Dollars in thousands)

	Three months ended January 31,		Six months ended January 31,
	2015	2014	2015	2014
SALES TO EXTERNAL CUSTOMERS
ID Solutions	$192,065	$194,732	$404,162	$404,278
Workplace Safety	90,563	96,462	188,706	194,446
Total	$282,628	$291,194	$592,868	$598,724

SALES INFORMATION
ID Solutions
Organic	1.9%	2.5%	2.1%	2.9%
Currency	(3.3)%	(0.5)%	(2.1)%	(0.4)%
Acquisitions	—%	13.8%	—%	19.8%
Total	(1.4)%	15.8%	—%	22.3%
Workplace Safety
Organic	0.6%	(6.8)%	1.5%	(8.4)%
Currency	(6.7)%	(0.9)%	(4.5)%	(0.8)%
Acquisitions	—%	—%	—%	—%
Total	(6.1)%	(7.7)%	(3.0)%	(9.2)%
Total Company
Organic	1.4%	(1.1)%	1.9%	(1.6)%
Currency	(4.3)%	(0.6)%	(2.9)%	(0.5)%
Acquisitions	—%	8.5%	—%	12.0%
Total	(2.9)%	6.8%	(1.0)%	9.9%

SEGMENT PROFIT
ID Solutions	$35,719	$37,526	$79,186	$88,493
Workplace Safety	12,776	14,668	28,315	33,042
Total	$48,495	$52,194	$107,501	$121,535
SEGMENT PROFIT AS A PERCENT OF SALES
ID Solutions	18.6%	19.3%	19.6%	21.9%
Workplace Safety	14.1%	15.2%	15.0%	17.0%
Total	17.2%	17.9%	18.1%	20.3%

	Three months ended January 31,		Six months ended January 31,
	2015	2014	2015	2014
Total segment profit	$48,495	$52,194	$107,501	$121,535
Unallocated amounts:
Administrative costs	(26,805)	(29,524)	(54,561)	(62,338)
Restructuring charges	(4,879)	(4,324)	(9,157)	(11,163)
Investment and other income	211	255	535	1,017
Interest expense	(3,000)	(3,676)	(5,891)	(7,397)
Earnings from continuing operations before income taxes	$14,022	$14,925	$38,427	$41,654

NON-GAAP MEASURES
(Unaudited; Dollars in Thousands, Except Per Share Amounts)

In accordance with the U.S. Securities and Exchange Commission’s Regulation G, the following provides definitions of the non-GAAP measures used in the earnings release and the reconciliation to the most closely related GAAP measure.

Earnings from Continuing Operations Before Income Taxes Excluding Certain Items:

Brady is presenting the Non-GAAP measure "Earnings from Continuing Operations Before Income Taxes Excluding Certain Items." This is not a calculation based upon GAAP. The amounts included in this Non-GAAP measure are derived from amounts included in the Consolidated Financial Statements and supporting footnote disclosures. We do not view these items to be part of our sustainable results. We believe this profit measure provides an important perspective of underlying business trends and results and provides a more comparable measure from year to year. The table below provides a reconciliation of Earnings from Continuing Operations Before Income Taxes to Earnings from Continuing Operations Before Income Taxes Excluding Certain Items:

	Three Months Ended January 31,		Six Months Ended January 31,
	2015	2014	2015	2014
Earnings from Continuing Operations Before Income Taxes (GAAP Measure)	$14,022	$14,925	$38,427	$41,654
Restructuring charges	4,879	4,324	9,157	11,163
Earnings from Continuing Operations Before Income Taxes Excluding Certain Items (non-GAAP measure)	$18,901	$19,249	$47,584	$52,817

Income Taxes on Continuing Operations Excluding Certain Items:
Brady is presenting the Non-GAAP measure "Income Taxes on Continuing Operations Excluding Certain Items." This is not a calculation based upon GAAP. The amounts included in this Non-GAAP measure are derived from amounts included in the Consolidated Financial Statements and supporting footnote disclosures. We do not view these items to be part of our sustainable results. We believe this measure provides an important perspective of underlying business trends and results and provides a more comparable measure from year to year. The table below provides a reconciliation of Income Taxes on Continuing Operations to Income Taxes on Continuing Operations Excluding Certain Items:

	Three Months Ended January 31,		Six Months Ended January 31,
	2015	2014	2015	2014
Income Taxes on Continuing Operations (GAAP measure)	$2,438	$4,408	$11,344	$13,002
Restructuring charges	1,434	1,481	2,770	3,611
Income Taxes on Continuing Operations Excluding Certain Items (non-GAAP measure)	$3,872	$5,889	$14,114	$16,613

Net Earnings from Continuing Operations Excluding Certain Items:

Brady is presenting the Non-GAAP measure "Net Earnings from Continuing Operations Excluding Certain Items." This is not a calculation based upon GAAP. The amounts included in this Non-GAAP measure are derived from amounts included in the Consolidated Financial Statements and supporting footnote disclosures. We do not view these items to be part of our sustainable results. We believe this measure provides an important perspective of underlying business trends and results and provides a more comparable measure from year to year. The table below provides a reconciliation of Net Earnings from Continuing Operations to Net Earnings from Continuing Operations Excluding Certain Items:

	Three Months Ended January 31,		Six Months Ended January 31,
	2015	2014	2015	2014
Net Earnings from Continuing Operations (GAAP measure)	$11,584	$10,517	$27,083	$28,652
Restructuring charges	3,445	2,843	6,387	7,552
Net Earnings from Continuing Operations Excluding Certain Items (non-GAAP measure)	$15,029	$13,360	$33,470	$36,204

NON-GAAP MEASURES
(Unaudited; Dollars in Thousands, Except Per Share Amounts)

Net Earnings from Continuing Operations Per Diluted Class A Nonvoting Common Share Excluding Certain Items:
Brady is presenting the Non-GAAP measure "Net Earnings from Continuing Operations Per Diluted Class A Nonvoting Common Share Excluding Certain Items." This is not a calculation based upon GAAP. The amounts included in this Non-GAAP measure are derived from amounts included in the Consolidated Financial Statements and supporting footnote disclosures. We do not view these items to be part of our sustainable results. We believe this measure provides an important perspective of underlying business trends and results and provides a more comparable measure from year to year. The table below provides a reconciliation of Net Earnings from Continuing Operations Per Diluted Class A Nonvoting Common Share to Net Earnings from Continuing Operations Per Diluted Class A Nonvoting Common Share Excluding Certain Items:

	Three Months Ended January 31,		Six Months Ended January 31,
	2015	2014	2015	2014
Net Earnings from Continuing Operations Per Diluted Class A Nonvoting Common Share (GAAP measure)	$0.23	$0.20	$0.53	$0.55
Restructuring charges	0.07	0.05	0.12	0.14
Net Earnings from Continuing Operations Per Diluted Class A Nonvoting Common Share Excluding Certain Items (non-GAAP measure)	$0.29	$0.25	$0.65	$0.69